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For Immediate Release
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                    LOGIMETRICS SPECIAL COMMITTEE TO PERFORM
                          COMPREHENSIVE BUSINESS REVIEW
                       AND EXPLORE STRATEGIC ALTERNATIVES

HAUPPAUGE, NEW YORK, May 24, 2002 (BUSINESS WIRE)--LogiMetrics, Inc. (OTCBB:
"LGMTA") ("LogiMetrics" or the "Company") announced today that its Board of Directors has established a Special Committee to perform a comprehensive review of the Company's business and to explore the Company's strategic alternatives in light of changes in market conditions. The Chairman of the Special Committee is Jay B. Langner, an independent director of the Company and a representative of Cramer Rosenthal McGlynn, LLC ("CRM"), a large money management firm based in New York City. CRM is an investor in LogiMetrics. The other committee members are John S. Mega, Acting President and a Director of LogiMetrics and Christopher
C. Cambria, Secretary and a Director of the Company. Messrs. Mega and Cambria are also officers of L-3 Communications Corporation, the majority shareholder of LogiMetrics.

The Company's broadband business, which has been focused on supplying millimeter wave RF equipment to system integrators for point-to-multipoint ("PMP") services, such as LMDS, has suffered as a result of the overall decline in telecommunications equipment spending. In order to conserve cash in light of existing and expected market conditions, the Company has implemented certain expense reduction measures, including head count reductions.

The Special Committee will assess, among other things:

         o    Existing and potential markets for the Company's products;

         o    Market acceptance of new products under development;

         o    Prospects for increased telecommunications equipment spending;

         o    Additional resources required by the Company;

         o Availability of financing and alternative methods for funding the Company's operations; and

         o Other strategic alternatives available to the Company, including, but not limited to a "going private" transaction or an alternative disposition of the business.

The Company's recent new product development initiatives seek to take advantage of its microwave and millimeter wave experience by creating products for other related markets. For example, the Company is developing a line of products for use by service


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providers to enable and enhance broadband services through alternative, existing technologies such as cable modems and DSL. The Company expects that its DSL Extender product will allow service providers to deliver ADSL service well beyond the normal range of 12,000 feet from a central office.

In addition, LogiMetrics has opened a separate marketing channel through its sales representative network, and is selling components and subsystems, developed in support of its PMP broadband products, to both commercial and military system integrators. These products are finding application in diverse markets ranging from commercial communications and test systems to military weapons and satellite communications programs.

About LogiMetrics:

LogiMetrics develops and manufactures high-frequency point-to-point and point-to-multipoint broadband, fixed wireless equipment and components for terrestrial and satellite use. The Company's products are targeted toward system integrators and service providers.

For further information about the Company, please visit its Web site at http://www.mm- tech.com.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. When used in this press release, the words "estimate," "project," "believe," "anticipate," "intend," "expect," "plan," "predict," "may," "should," "will," the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events based on currently available information and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements. Factors that could cause actual results to differ materially from the Company's expectations include those described in the Company's filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT: John S. Mega, Acting President
         LogiMetrics, Inc.
         (631) 231-1700, extension 200



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